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                                                                   EXHIBIT 10.10

                            PURCHASE RIGHTS AGREEMENT

      THIS PURCHASE RIGHTS AGREEMENT, dated as of November 9, 2001 (the "AGREEMENT"), is made by and among Stanford, Inc., a Delaware corporation ("NEWCO"), Dynegy Inc., an Illinois corporation ("DYNEGY"), and ChevronTexaco Corporation, a Delaware corporation ("CHEVTEX").

      WHEREAS, ChevTex indirectly owns a significant percentage of the outstanding capital stock of Dynegy;

      WHEREAS, Newco, Enron Corp., an Oregon corporation ("ENRON"), Dynegy and certain other entities have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), that provides for, among other things, the merger of a subsidiary of Stanford with and into Dynegy (the "DYNEGY MERGER"), pursuant to which shares of Newco Class B Common Stock, shall be issued to an affiliate of ChevTex in exchange for its shares of Dynegy Class B Common Stock, subject to the terms and conditions of the Merger Agreement;

      WHEREAS, on the closing date of the Dynegy Merger, ChevTex may purchase additional shares of Newco Class B Common Stock pursuant to the terms of a Subscription Agreement, dated as of the date hereof (the "SUBSCRIPTION AGREEMENT"), by and between Newco and ChevTex; and

      WHEREAS, as an inducement to ChevTex to enter into the Subscription Agreement, Newco and Dynegy agreed to enter into this Agreement to provide for certain rights and obligations of the parties hereto prior to and following the closing of the Dynegy Merger.

      NOW, THEREFORE, in consideration of the premises and the mutual and independent covenants hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. The Purchase Rights. Dynegy and Newco agree that ChevTex shall be entitled to exercise the purchase rights herein set forth (the "PURCHASE RIGHTS") in respect of any shares of capital stock or other equity securities of Newco (the "NEWCO ADDITIONAL SHARES") which shall be issued upon or as a result of consummation of the Enron Merger in exchange for shares of capital stock or other equity securities of Enron (the "ENRON ADDITIONAL SHARES") which shall be issued by Enron between the date hereof and the Closing Date pursuant to Section 7.1(f) of the Merger Agreement.

      2. Number of Shares. ChevTex shall be entitled to purchase its proportionate share of the Newco Additional Shares. Any such shares, which ChevTex shall so elect to purchase, are herein referred to as the "CHEVTEX ADDITIONAL SHARES." The term "PROPORTIONATE SHARE" as used herein shall be that number of shares or other interests which preserves ChevTex's proportionate

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interest in the equity value of Newco upon the Closing equal to ChevTex's proportionate interest in Dynegy immediately prior to any issuance or agreement to issue, if earlier, of any Enron Additional Shares but after giving effect to the cumulative adjustments, if any, to the Enron Merger Ratio through the Closing Date.

      3. Closing of Purchase. The Purchase Price (as defined below) for the ChevTex Additional Shares shall be paid by ChevTex and the ChevTex Additional Shares shall be issued by Newco to ChevTex (or its Affiliates as ChevTex shall designate) immediately following the Closing.

      4. Purchase Price. The aggregate purchase price with respect to any tranche of ChevTex Additional Shares (each, a "PURCHASE PRICE") shall be equal to the product of (i) the number of ChevTex Additional Shares, and (ii) the per share last reported price of Dynegy Class A Common Stock as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) on the date of issuance of Enron Additional Shares.

      5. Notice of Exercise of Purchase Rights. In order to exercise its Purchase Rights with respect to any issuance of Newco Additional Shares by Newco, ChevTex must give written notice (the "PURCHASE NOTICE") to Dynegy and Newco within 30 days of ChevTex's receipt of a Notice of Issuance (as defined below) from Dynegy. Any Purchase Notice shall constitute ChevTex's irrevocable commitment to purchase the ChevTex Additional Shares relating to the subject issuance of Newco Additional Shares. Notwithstanding any other provision hereof, if the Merger Agreement shall be terminated for any reason without the Closing having been consummated, ChevTex shall have no obligation to purchase any of the ChevTex Additional Shares and this Agreement shall terminate automatically upon any such termination.

      6. Nature of Securities. To the extent that ChevTex is entitled to purchase Class A Common Shares of Newco pursuant to the Purchase Rights, it instead shall be issued Class B Common Shares on a one-for-one basis. To the extent that ChevTex is entitled to purchase any other equity securities of Newco as a result of the Purchase Rights, Newco and ChevTex shall negotiate in good faith and agree upon the nature of the securities and, if applicable, the restrictions on or privileges of, such securities so that the purposes of this Agreement are effected. ChevTex shall have no preemptive rights with respect to securities that do not participate in the earnings of Newco or, absent a payment or other default, in the election of directors of Newco.

      7. Notice of Issuance. Dynegy agrees that it will, pursuant to its inspection rights under Section 7.6 of the Merger Agreement, make request of Enron on or about the first business day of each calendar month between the date hereof and the Closing Date (and on or about the tenth business day prior to the Closing Date) as to its issuance of shares pursuant to Section 7.1(f) of the Merger Agreement and shall promptly give written notice to ChevTex of any issuances which Enron advises shall have occurred in the preceding calendar month, together with the terms and conditions upon which such issuances shall have occurred (the "NOTICE OF ISSUANCE"). ChevTex's right to deliver a Purchase Notice with respect to any such Notice of Issuance shall commence to run on the date ChevTex shall receive the same from Dynegy.

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      8. Defined Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

      9. General Provisions. The parties hereto agree that the provisions of
Article VIII of the Stockholders Agreement of even date herewith among Newco, Dynegy, Enron and Chevron U.S.A. Inc., an Affiliate of ChevTex, are hereby incorporated by reference herein and made a part hereof mutatis mutandis. The Purchase Rights set forth in this Agreement are intended to be in lieu of any preemptive rights to purchase shares of capital stock of Dynegy that would otherwise be available to ChevTex or its Affiliates under either of the Stockholder Agreement, dated the date hereof, among Dynegy, Enron and Chevron U.S.A. Inc., a Pennsylvania corporation ("CUSA"), or the Shareholder Agreement, dated as of June 14, 1999, among Dynegy (f/k/a Energy Convergence Holding Company), Dynegy Holdings Inc. (f/k/a Dynegy Inc.), and CUSA, with respect to Newco Additional Shares.

                                    STANFORD, INC.

                                    By: /s/ HUGH A. TARPLEY
                                        ------------------------------
                                    Name: Hugh A. Tarpley
                                    Title: Executive Vice President


                                    DYNEGY INC.

                                    By: /s/ HUGH A. TARPLEY
                                        ------------------------------
                                    Name: Hugh A. Tarpley
                                    Title: Executive Vice President


                                    CHEVRONTEXACO CORPORATION

                                    By: /s/ DAVID R. STEVENSON
                                        ------------------------------
                                    Name: David R. Stevenson
                                    Title: Attorney-in-Fact



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